UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 12/9/2004

BJ Services Company

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-10570

DE	63-0084140
(State or Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5500 Northwest Central Drive

Houston, TX 77092

(Address of Principal Executive Offices, Including Zip Code)

713-895-5631

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

The Company entered into indemnification agreements with each of its directors and executive officers on December 9, 2004. The indemnification agreements, which were approved by the Board of Directors in September 2004, provide that the Company will indemnify the director or officer to the fullest extent authorized or permitted by applicable law in the event that the director or officer is involved in any threatened, pending or completed action, suit, proceeding or investigation, by reason of the director's or officer's relationship with the Company, against all expenses, judgments, fines and penalties, provided that the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, provided he or she had no reasonable cause to believe his conduct was unlawful. However, the Company will not indemnify an officer or director in respect of any claim, issue or matter as to which the officer or director is adjudged to be liable to the Company, except to the extent determined by the court in which the proceeding is brought or pending. Each indemnification agreement also provides for the advance of expenses, judgments, fines or penalties incurred by an officer or director in connection with any proceeding covered by the indemnification agreement. The officer or director is to repay the advanced amounts only if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

Also, on December 9, 2004, the Company granted to certain of its executive officers performance units and options to purchase shares of common stock. The following table sets forth the names and titles of such executive officers and the number of performance units and options granted.

Name and Title	Number of Performance Units Granted*	Number of Options Granted
Kenneth A. Williams, Vice President and President--U.S. Division	4,837	15,743
David Dunlap, Vice President and President-- International Division	6,772	22,040
T. M. Whichard III, Vice President--Finance and Chief Financial Officer	12,575	40,932
Margaret B. Shannon, Vice President--General Counsel	1,935	6,297
Mark Hoel, Vice President--Technology and Logistics	967	3,150

* Assumes 100% of the performance units are earned. The actual number of shares to be issued in connection with the performance units may be greater or less than the number listed in this table, per the terms of the letter agreement regarding performance units.

Performance units represent the right to receive shares of common stock, the number of which is determined by the Company's performance as measured against pre-established objectives. The performance units generally vest at the end of a three-year period, based on the Company's performance against such pre-established objectives. Each performance unit includes a tax gross-up. The performance units were issued under the 2000 Incentive Plan and will be subject to letter agreements referred to in Exhibit 10.2 to the Company's Current Report on Form 8-K, filed on November 23, 2004, and incorporated herein by reference.

Each option entitles the holder to purchase the specified number of shares of the Company's common stock at an exercise price of $47.02. The options vest in one-third installments on the first, second and third anniversaries of the grant date and expire on December 9, 2011. The options were granted under the 2000 Incentive Plan and will be subject to letter agreements referred to in Exhibit 10.4 to the Company's Current Report on Form 8-K, filed on November 23, 2004, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Indemnification Agreement, dated as of December 9, 2004 between the Company and its directors and executive officers.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.
BJ Services Company

	By:	/s/ Margaret Shannon
Margaret Shannon
Vice President, General Counsel and Secretary

Date: December 15, 2004